Exhibit 99.1

News Release
Investor Contacts:
Trey Clark, +1.713.439.8039, trey.clark@bakerhughes.com
Alondra Oteyza, +1.713.439.8822, alondra.oteyza@bakerhughes.com

Media Contact:
Melanie Kania, +1.713.439.8303, melanie.kania@bakerhughes.com
Baker Hughes Incorporated 2929 Allen Parkway Houston, Texas 77019 Phone: 713.439.8600 Fax: 713.439.8280 www.bakerhughes.com

Baker Hughes Announces Second Quarter Results

•	Record revenue of $5.9 billion for the quarter, up 8% year over year

•	Adjusted profit before tax from operations of $778 million, up 15% sequentially

•	Repurchase of $200 million of shares during the quarter
HOUSTON, Texas (July 17, 2014) – Baker Hughes Incorporated (NYSE: BHI) announced today results for the second quarter of 2014 are as follows:

	Q2 2014	Q2 2013	Q1 2014
Revenue (millions)	$5,935	$5,487	$5,731
Adjusted net income (non-GAAP, millions)	404	240	369
Net income (GAAP, millions)	353	240	328
Adjusted net income per diluted share (non-GAAP)	0.92	0.54	0.84
Net income per diluted share (GAAP)	0.80	0.54	0.74
Adjusted net income for the second quarter of 2014 excludes $62 million in before-tax charges ($39 million after-tax) relating to litigation settlements for labor claims ($0.09 per diluted share) and $12 million before and after-tax costs ($0.03 per diluted share) associated with a foreign exchange loss related to the Venezuela currency devaluation. Please see Table 1 for a reconciliation of GAAP to non-GAAP financial measures for this quarter, as well as for the first quarter of 2014. There were no identified items requiring adjustment for the second quarter of 2013.
“This quarter we delivered record revenue and a 15% sequential increase in adjusted profit from operations,” said Martin Craighead, Baker Hughes Chairman and Chief Executive Officer. “Our results reflect improved execution and the rapid deployment of innovative new products and services around the world.
“In North America, newly introduced well construction and production technologies, such as the Kymera™ hybrid drill bit and ProductionWave™ production solution, are seeing unprecedented demand resulting in record revenue in our drilling services, drill bits, upstream chemicals, and artificial lift product lines. The rising sales of these products, along with an increase in onshore and offshore activity in the United States, more than offset the seasonal decline in our Canadian business.
“Internationally, we are leveraging new logging-while-drilling and wireline technologies to gain share within several critical offshore markets, including the United Kingdom, West Africa, and Australia. In the onshore markets, we are entering the early stages of global shale development. Products and services we recently introduced to improve the economics of North America shale production, are now finding new homes in the Middle East, Argentina, North Africa, Russia, and China.

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Baker Hughes Announces Second Quarter Results

“Around the world, the fundamentals of our business continue to strengthen. We anticipate increased activity for the remainder of the year in the form of higher international rig counts, and increased North American well counts. As a result, we project strong earnings growth as we fulfill the industry’s growing need for innovative new technologies.”
Share repurchases amounted to $200 million or 2.9 million shares for the second quarter of 2014, which results in a remaining amount of $1.25 billion under the current authorization.

Total dividend payments were $65 million in the second quarter of 2014. In May 2014, the Board of Directors approved a 13% increase in the quarterly cash dividend for the third quarter of 2014.
The effective tax rate on net income for the second quarter of 2014 increased to 37.2%, primarily attributed to the geographic mix of earnings.
Capital expenditures were $424 million in the second quarter of 2014, compared to the depreciation and amortization expense of $454 million.
Adjusted EBITDA (a non-GAAP measure) in the second quarter of 2014 was $1,159 million, an increase of $112 million compared to the first quarter of 2014 and an increase of $299 million compared to the second quarter of 2013. A reconciliation of net income attributable to Baker Hughes to Adjusted EBITDA is provided in Table 2. Supplemental financial information for revenue and adjusted operating profit before tax (a non-GAAP measure) is provided in Tables 5a and 5b.

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Baker Hughes Announces Second Quarter Results

Consolidated Condensed Statements of Income

	Three Months Ended
	June 30,		March 31,
(In millions, except per share amounts)	2014	2013	2014
Revenue	$5,935	$5,487	$5,731
Costs and expenses:
Cost of revenue	4,745	4,591	4,720
Research and engineering	159	131	143
Marketing, general and administrative	338	329	316
Litigation settlements	62	—	—
Total costs and expenses	5,304	5,051	5,179
Operating income	631	436	552
Interest expense, net	(59)	(60)	(57)
Income before income taxes	572	376	495
Income taxes	(213)	(131)	(159)
Net income	359	245	336
Net income attributable to noncontrolling interests	(6)	(5)	(8)
Net income attributable to Baker Hughes	$353	$240	$328

Basic earnings per share attributable to Baker Hughes	$0.81	$0.54	$0.75
Diluted earnings per share attributable to Baker Hughes	$0.80	$0.54	$0.74

Weighted average shares outstanding, basic	437	443	439
Weighted average shares outstanding, diluted	440	444	441

Depreciation and amortization expense	$454	$424	$437
Capital expenditures	$424	$551	$439

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Baker Hughes Announces Second Quarter Results

Consolidated Condensed Statements of Income

	Six Months Ended June 30,
(In millions, except per share amounts)	2014	2013
Revenue	$11,666	$10,717
Costs and expenses:
Cost of revenue	9,465	8,917
Research and engineering	302	258
Marketing, general and administrative	654	651
Litigation settlements	62	—
Total costs and expenses	10,483	9,826
Operating income	1,183	891
Interest expense, net	(116)	(115)
Income before income taxes	1,067	776
Income taxes	(372)	(263)
Net income	695	513
Net income attributable to noncontrolling interests	(14)	(6)
Net income attributable to Baker Hughes	$681	$507

Basic earnings per share attributable to Baker Hughes	$1.56	$1.14
Diluted earnings per share attributable to Baker Hughes	$1.55	$1.14

Weighted average shares outstanding, basic	438	443
Weighted average shares outstanding, diluted	440	444

Depreciation and amortization expense	$891	$839
Capital expenditures	$863	$1,041

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Baker Hughes Announces Second Quarter Results

Consolidated Condensed Balance Sheets

	June 30,	December 31,
(In millions)	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	$1,163	$1,399
Accounts receivable - less allowance for doubtful accounts (2014 - $215, 2013 - $238)	5,361	5,138
Inventories, net	4,075	3,884
Other current assets	948	874
Total current assets	11,547	11,295
Property, plant and equipment, net	9,087	9,076
Goodwill	5,999	5,966
Intangible assets, net	836	883
Other assets	808	714
Total assets	$28,277	$27,934
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$2,536	$2,574
Short-term debt and current portion of long-term debt	657	499
Accrued employee compensation	569	778
Other accrued liabilities	833	727
Total current liabilities	4,595	4,578
Long-term debt	3,900	3,882
Deferred income taxes and other tax liabilities	773	821
Long-term liabilities	758	741
Equity	18,251	17,912
Total liabilities and equity	$28,277	$27,934

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Baker Hughes Announces Second Quarter Results

Consolidated Condensed Statements of Cash Flows

	Six Months Ended June 30,
(In millions)	2014	2013
Cash flows from operating activities:
Net income	$695	$513
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	891	839
Other, primarily working capital	(890)	(274)
Net cash flows provided by operating activities	696	1,078
Cash flows from investing activities:
Expenditures for capital assets	(863)	(1,041)
Proceeds from disposal of assets	203	183
Other	(26)	(4)
Net cash flows used in investing activities	(686)	(862)
Cash flows from financing activities:
Net proceeds from issuance of debt	178	—
Repurchase of common stock	(400)	—
Dividends	(131)	(132)
Other	108	29
Net cash flows used in financing activities	(245)	(103)
Effect of foreign exchange rate changes on cash and cash equivalents	(1)	(5)
(Decrease) increase in cash and cash equivalents	(236)	108
Cash and cash equivalents, beginning of period	1,399	1,015
Cash and cash equivalents, end of period	$1,163	$1,123

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Baker Hughes Announces Second Quarter Results

Table 1: Reconciliation of GAAP and Non-GAAP Financial Measures
The following table reconciles net income attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (“GAAP”), to adjusted net income1 (a non-GAAP financial measure). This excludes identified items with respect to the second quarter of 2014 and the first quarter of 2014. There were no identified items requiring adjustment for the second quarter of 2013.

	Three Months Ended
	June 30,		March 31,
	2014		2014
(In millions, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income attributable to Baker Hughes (GAAP)	$353	$0.80	$328	$0.74
Identified item:
Severance charges[2]	—	—	21	0.05
Technology royalty agreement[3]	—	—	20	0.05
Litigation settlements[4]	39	0.09	—	—
Venezuela currency devaluation[5]	12	0.03	—	—
Adjusted net income (non-GAAP)[1]	$404	$0.92	$369	$0.84

1
Adjusted net income is a non-GAAP measure comprised of net income attributable to Baker Hughes excluding the impact of certain identified items. The Company believes that adjusted net income is useful to investors because it is a consistent measure of the underlying results of the Company's business. Furthermore, management uses adjusted net income as a measure of the performance of the Company’s operations.

2	Severance charges of $29 million before-tax ($21 million after-tax) were incurred in North America during the first quarter of 2014.
3	Costs related to a technology royalty agreement of $29 million before-tax ($20 million after-tax) were incurred during the first quarter of 2014.
4	Costs related to litigation settlements for labor claims of $62 million before-tax ($39 million after-tax) were recorded during the second quarter of 2014.
5
Foreign exchange loss of $12 million before and after-tax in Venezuela was recorded in the second quarter of 2014 as a result of changing from the official exchange rate of 6.3 Bolivars Fuertes per U.S. Dollar to the SICAD 2 rate of approximately 50 Bolivars Fuertes per U.S. Dollar. The SICAD 2 rate is most representative of the economics in which we operate.

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Baker Hughes Announces Second Quarter Results

Table 2: Calculation of EBIT, EBITDA, and Adjusted EBITDA (non-GAAP measures)1

	Three Months Ended
	June 30,		March 31,
(In millions)	2014	2013	2014
Net income attributable to Baker Hughes	$353	$240	$328
Net income attributable to noncontrolling interests	6	5	8
Income taxes	213	131	159
Income before income taxes	572	376	495
Interest expense, net	59	60	57
Earnings before interest and taxes (EBIT)	631	436	552
Depreciation and amortization expense	454	424	437
Earnings before interest, taxes, depreciation and amortization (EBITDA)	1,085	860	989
Adjustments to EBITDA:
Severance charges[2]	—	—	29
Technology royalty agreement[3]	—	—	29
Venezuela currency devaluation[4]	12	—	—
Litigation settlements[5]	62	—	—
Adjusted EBITDA	$1,159	$860	$1,047

	Six Months Ended June 30,
(In millions)	2014	2013
Net income attributable to Baker Hughes	$681	$507
Net income attributable to noncontrolling interests	14	6
Income taxes	372	263
Income before income taxes	1,067	776
Interest expense, net	116	115
Earnings before interest and taxes (EBIT)	1,183	891
Depreciation and amortization expense	891	839
Earnings before interest, taxes, depreciation and amortization (EBITDA)	2,074	1,730
Adjustments to EBITDA:
Severance charges[2]	29	—
Technology royalty agreement[3]	29	—
Venezuela currency devaluation[4]	12	23
Litigation settlements[5]	62	—
Adjusted EBITDA	$2,206	$1,753

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Baker Hughes Announces Second Quarter Results

1
EBIT, EBITDA, and Adjusted EBITDA (as defined in the calculations above) are non-GAAP measures. Management is providing these measures because it believes that such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance.

2	Severance charges of $29 million before-tax ($21 million after-tax) were incurred in North America during the first quarter of 2014.
3	Costs related to a technology royalty agreement of $29 million before-tax ($20 million after-tax) were incurred during the first quarter of 2014.
4
Foreign exchange loss of $12 million before and after-tax in Venezuela was recorded in the second quarter of 2014 as a result of changing from the official exchange rate of 6.3 Bolivars Fuertes per U.S. Dollar to the SICAD 2 rate of approximately 50 Bolivars Fuertes per U.S. Dollar. The SICAD 2 rate is most representative of the economics in which we operate. Also, reflected is a loss of $23 million before and after-tax in the first quarter of 2013 due to the devaluation of Venezuela’s currency from the prior exchange rate of 4.3 Bolivars Fuertes per U.S. Dollar to 6.3 Bolivars Fuertes per U.S. Dollar.

5	Costs related to litigation settlements for labor claims of $62 million before-tax ($39 million after-tax) were recorded during the second quarter of 2014.

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Baker Hughes Announces Second Quarter Results

Table 3a: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin1

	Three Months Ended
	June 30,		March 31,
(In millions)	2014	2013	2014
Segment Revenue
North America	$2,843	$2,677	$2,776
Latin America	544	557	530
Europe/Africa/Russia Caspian	1,066	966	996
Middle East/Asia Pacific	1,149	971	1,108
Industrial Services	333	316	321
Total Operations	$5,935	$5,487	$5,731
Profit Before Tax
North America	$340	$211	$258
Latin America	46	(18)	55
Europe/Africa/Russia Caspian	178	151	142
Middle East/Asia Pacific	168	115	135
Industrial Services	34	39	27
Total Operations	$766	$498	$617
Corporate and Other Profit Before Tax
Corporate and other	(73)	(62)	(65)
Interest expense, net	(59)	(60)	(57)
Litigation settlements	(62)	—	—
Corporate, net interest and other	(194)	(122)	(122)
Profit Before Tax	$572	$376	$495
Profit Before Tax Margin[1]
North America	12%	8%	9%
Latin America	8%	(3)%	10%
Europe/Africa/Russia Caspian	17%	16%	14%
Middle East/Asia Pacific	15%	12%	12%
Industrial Services	10%	12%	8%
Total Operations	13%	9%	11%

1
Profit before tax margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

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Baker Hughes Announces Second Quarter Results

Table 3b: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin1

	Six Months Ended June 30,
(In millions)	2014	2013
Segment Revenue
North America	$5,619	$5,280
Latin America	1,074	1,147
Europe/Africa/Russia Caspian	2,062	1,820
Middle East/Asia Pacific	2,257	1,865
Industrial Services	654	605
Total Operations	$11,666	$10,717
Profit Before Tax
North America	$598	$446
Latin America	101	31
Europe/Africa/Russia Caspian	320	244
Middle East/Asia Pacific	303	231
Industrial Services	61	63
Total Operations	$1,383	$1,015
Corporate and Other Profit Before Tax
Corporate and other	(138)	(124)
Interest expense, net	(116)	(115)
Litigation settlements	(62)	—
Corporate, net interest and other	(316)	(239)
Profit Before Tax	$1,067	$776
Profit Before Tax Margin[1]
North America	11%	8%
Latin America	9%	3%
Europe/Africa/Russia Caspian	16%	13%
Middle East/Asia Pacific	13%	12%
Industrial Services	9%	10%
Total Operations	12%	9%

1
Profit before tax margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

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Baker Hughes Announces Second Quarter Results

Table 4: Adjustments to Operating Profit Before Tax1

	Three Months Ended
	June 30,	March 31,
(In millions)	2014[3]	2014[2]
Adjustments to Operating Profit Before Tax
North America	$—	$42
Latin America	12	3
Europe/Africa/Russia Caspian	—	6
Middle East/Asia Pacific	—	6
Industrial Services	—	1
Total Operations	$12	$58

	Six Months Ended June 30,
(In millions)	2014[2,3]	2013[3]
Adjustments to Operating Profit Before Tax
North America	$42	$—
Latin America	15	23
Europe/Africa/Russia Caspian	6	—
Middle East/Asia Pacific	6	—
Industrial Services	1	—
Total Operations	$70	$23

1	There were no identified adjustments in the second quarter of 2013.
2
Severance charges of $29 million before-tax in North America and costs related to a technology royalty agreement of $29 million before-tax were incurred during the first quarter of 2014. The costs associated with the technology royalty agreement pertain to our global operations and have therefore been allocated to all segments.

3
Foreign exchange loss of $12 million before and after-tax in Venezuela was recorded in the second quarter of 2014 as a result of changing from the official exchange rate of 6.3 Bolivars Fuertes per U.S. Dollar to the SICAD 2 rate of approximately 50 Bolivars Fuertes per U.S. Dollar. The SICAD 2 rate is most representative of the economics in which we operate. Also, reflected is a loss of $23 million before and after-tax in the first quarter of 2013 due to the devaluation of Venezuela’s currency from the prior exchange rate of 4.3 Bolivars Fuertes per U.S. Dollar to 6.3 Bolivars Fuertes per U.S. Dollar.

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Baker Hughes Announces Second Quarter Results

Table 5a: Supplemental Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of operating profit before tax and operating profit before tax margin, excluding a foreign exchange loss in Venezuela recorded in the second quarter of 2014, as well as, severance charges in North America and costs related to a technology royalty agreement recorded in the first quarter of 2014 (see Table 4).

	Three Months Ended
	June 30,		March 31,
(In millions)	2014	2013	2014
Segment Revenue
North America	$2,843	$2,677	$2,776
Latin America	544	557	530
Europe/Africa/Russia Caspian	1,066	966	996
Middle East/Asia Pacific	1,149	971	1,108
Industrial Services	333	316	321
Total Operations	$5,935	$5,487	$5,731
Operating Profit Before Tax[1]
North America	$340	$211	$300
Latin America	58	(18)	58
Europe/Africa/Russia Caspian	178	151	148
Middle East/Asia Pacific	168	115	141
Industrial Services	34	39	28
Total Operations	$778	$498	$675
Operating Profit Before Tax Margin[1]
North America	12%	8%	11%
Latin America	11%	(3)%	11%
Europe/Africa/Russia Caspian	17%	16%	15%
Middle East/Asia Pacific	15%	12%	13%
Industrial Services	10%	12%	9%
Total Operations	13%	9%	12%

1
Operating profit before tax is a non-GAAP measure defined as profit before tax (“income before income taxes”) less certain identified costs. Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

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Baker Hughes Announces Second Quarter Results

Table 5b: Supplemental Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of operating profit before tax and operating profit before tax margin, excluding a foreign exchange loss in Venezuela, severance charges in North America and costs related to a technology royalty agreement recorded in the first six months of 2014, and the charge for the devaluation of the Venezuelan currency recorded in the first six months of 2013 (see Table 4).

	Six Months Ended June 30,
(In millions)	2014	2013
Segment Revenue
North America	$5,619	$5,280
Latin America	1,074	1,147
Europe/Africa/Russia Caspian	2,062	1,820
Middle East/Asia Pacific	2,257	1,865
Industrial Services	654	605
Total Operations	$11,666	$10,717
Operating Profit Before Tax[1]
North America	$640	$446
Latin America	116	54
Europe/Africa/Russia Caspian	326	244
Middle East/Asia Pacific	309	231
Industrial Services	62	63
Total Operations	$1,453	$1,038
Operating Profit Before Tax Margin[1]
North America	11%	8%
Latin America	11%	5%
Europe/Africa/Russia Caspian	16%	13%
Middle East/Asia Pacific	14%	12%
Industrial Services	9%	10%
Total Operations	12%	10%

1
Operating profit before tax is a non-GAAP measure defined as profit before tax (“income before income taxes”) less certain identified costs. Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

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Baker Hughes Announces Second Quarter Results

Innovations to Earnings
The following section provides operational and technical highlights outlining the successes aligned to our strategy.

Efficient Well Construction
Baker Hughes continues to see a strong demand for FASTrak™ logging-while-drilling (LWD) fluid analysis and testing service, the industry’s first commercial service capable of retrieving fluid samples during the drilling process. Since its introduction to the market, the FASTrak LWD service has been deployed in more than 50 critical deepwater projects. During the second quarter, the FASTrak service was used in one project in Nigeria to take more than 100 pressure tests and 10 fluid samples in a single run for an independent operator. The service was also successfully deployed in the United Arab Emirates, Trinidad, North Sea, and the Gulf of Mexico.
The AutoTrak Curve™ rotary steerable system drills more than one mile on a well in a single day. A service value combination of the AutoTrak Curve system with the NEXT-DRILL™ drilling fluid system and HCC AT505 drill bit technology safely drilled more than 5,870 ft (1789 m) in one day while maintaining 100% reservoir contact. During the quarter, the AutoTrak Curve system also surpassed 12.5 million cumulative feet drilled in the United States, and is now being deployed in Canada, Egypt, Kuwait, Saudi Arabia, and China.
Baker Hughes increases deepwater market share in West Africa. In Angola and Nigeria, Baker Hughes was awarded several, multiyear contracts to provide directional drilling, measurement-while-drilling, LWD, drill bits, and under reamers to deepwater operators.
Baker Hughes stimulation service grows in deepwater Brazil. During the quarter, Baker Hughes was awarded a two-year contract to provide gravel pack and acidizing services using a new, modular stimulation unit installed on a platform supply vessel. Also in Brazil during the quarter, Baker Hughes delivered its first 2⅛-in. TeleCoil™ intelligent coiled tubing services in the world. The technology is designed to efficiently service wells with small-diameter completions and was used to deliver zonal isolation, well stimulation, and production logging services simultaneously.

Optimizing Well Production
Baker Hughes takes the next step in redefining production potential from shale. During the quarter, FLEXPump™ Curve was successfully field tested. This product is the world’s first artificial lift system engineered to be deployed below the tight bend angles that are common in shale wells, and set in the horizontal section at the maximum depth possible. By placing the pump deeper in the well, maximum drawdown rates are achieved, resulting in higher production rates. FLEXPump Curve is scheduled for launch in the third quarter.
Baker Hughes reshapes the possibilities of well construction with SHADOW™ series frac plugs. On one project last quarter, a customer used the SHADOW plug technology to completely redesign their wellbore. Several SHADOW plugs were deployed, with the deepest plug set at more than 25,000 ft (7620 m) measured depth, on a horizontal well stepping out nearly 15,000 ft (4572 m). This trajectory surpasses the range of coil tubing. The SHADOW plug technology enables our customers to construct wellbores and access reserves that would not have been possible with conventional completions technology. Based on growing sales across every United States geomarket, we have expanded the commercialization of the SHADOW plug internationally, with our first deliveries scheduled for Russia and China.

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Baker Hughes Announces Second Quarter Results

In China, Baker Hughes successfully installs an advanced downhole, oil/water separation solution in an offshore, high water-cut oilfield scenario. Following a study by our Reservoir Development Services (RDS) group to identify an injection zone, a multidiscipline engineering team designed an integrated system that combines completions tools, electrical submersible pumping systems, and upstream chemicals. Within five days of installation, the well was producing 4,000 barrels of oil per day on the surface and injecting 14,000 barrels of water per day downhole.
Rapid adoption of the ProductionWave™ production solution is exceeding expectations and continues to drive North America results. The ProductionWave solution sales have surpassed 1,000 installations since its commercial launch late last year including working systems now producing in virtually every North American oil basin. During the quarter, several significant enhancements have been added to the ProductionWave platform. The FLEXPump-ER™ was launched during the quarter and is capable of handling production rates from 3,000 barrels per day down to a level as low as 50 barrels per day with a single pump. This innovation prevents the need to install different pump types over the life of a typical shale well.
Baker Hughes secures a pilot project in the legendary Bazhenov basin in Russia. Baker Hughes has extended its unconventional reach internationally with an integrated work award in the Bazhenov shale basin in Western Siberia. On this project, Baker Hughes will deliver completions, wireline logging, plug and perf operations, geoscience, petrophysics, and RDS as the operator evaluates the potential of this play.

Increasing Ultimate Recovery
In Saudi Arabia, Baker Hughes delivers a game changing, all-electric intelligent well system, enabling controlled production of eight different zones simultaneously. The completions design includes three cased-hole laterals isolated by feed-through packers, and an open-hole main-bore, segregated into five zones by swelling-elastomer feed-through packers. Numerous downhole sensors were deployed throughout the tubing and the annulus to allow real-time monitoring of production performance. Active flow control devices installed in each zone are actuated remotely to restrict production in high-water cut zones, increasing production from hydrocarbon rich zones and enabling greater recovery over the life of the well. The entire network of flow control devices is deployed and operated using one single electric control line, as opposed to traditional systems requiring multiple hydraulic control lines. This significantly simplifies the installation process, improves system reliability, and enables highly accurate remote control, not possible before.

Leading in Sustainability
Baker Hughes recognized for efforts in corporate social responsibility. During the quarter, Baker Hughes achieved the highest rating for any public company in the energy sector in Newsweek’s 2014 Green Rankings, placing #11 among the 500 largest United States companies.
Baker Hughes announces BrineCareTM, its newest environmentally friendly fracturing fluid system. The BrineCare system is transforming waste streams into cost-saving alternatives to fresh water systems by enabling operators to use untreated, produced, or brackish water-based fluids in frac applications. The fluids are compatible with total dissolved solids, to create effective fracturing fluids and reduce the consumption of potable water without sacrificing performance. Recent deployments of the BrineCare system in New Mexico’s Delaware Basin have proven successful with production rates comparable to using fresh water fracturing fluids.

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Baker Hughes Announces Second Quarter Results

Supplemental Financial Information
Supplemental financial information can be found on the Company’s website at: www.bakerhughes.com/investor in the Financial Information section under Quarterly Results.
Conference Call and Webcast
The Company has scheduled a conference call and webcast to discuss management’s outlook and the results reported in today’s earnings announcement. The call will begin at 8:30 a.m. Eastern time, 7:30 a.m. Central time on Thursday, July 17, 2014, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the Company’s website and available for real-time viewing at www.bakerhughes.com/investor. To access the conference call, please call the conference call operator at: 800-446-1671 in the U.S., or 847-413-3362 for international calls. Please call in 20 minutes prior to the scheduled start time and ask for the “Baker Hughes Conference Call.” A replay of the call will be available through Thursday, July 31, 2014. The number for the replay is: 888-843-7419 in the U.S., or 630-652-3042 for international calls, and the access code is: 37166275. To access the webcast, go to our Events and Presentations page on the Company’s website at: www.bakerhughes.com/investor.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013; Baker Hughes’ subsequent quarterly report on Form 10-Q for the quarterly period ended March 31, 2014; and those set forth from time-to-time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the Company’s website at: www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval (“EDGAR”) system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions and other matters are only our forecasts regarding these matters.
These forward looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks including the following risk factors and the timing of any of these risk factors:
Economic and political conditions – the impact of worldwide economic conditions; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; the ability of our customers to finance their exploration and development plans; foreign currency exchange fluctuations and changes in the capital markets in locations where we operate; and the impact of government disruptions such as a U.S. government shutdown. In addition, market conditions, such as the trading prices for our stock, as well as the terms of any stock purchase plans may impact stock repurchases.  At our discretion, we may engage in or discontinue stock repurchases at any time.
Oil and gas market conditions – the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and

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Baker Hughes Announces Second Quarter Results

product inventories; LNG supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.
Terrorism and geopolitical risks – war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum-producing or consuming regions; labor disruptions, civil unrest or security conditions where we operate; expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks.
Price, market share, contract terms, and customer payments – our ability to obtain market prices for our products and services; the ability of our competitors to capture market share; our ability to retain or increase our market share; changes in our strategic direction; the effect of industry capacity relative to demand for the markets in which we participate; our ability to negotiate acceptable terms and conditions with our customers, especially national oil companies, to successfully execute these contracts, and receive payment in accordance with the terms of our contracts with our customers; our ability to manage warranty claims and improve performance and quality; our ability to effectively manage our commercial agents.
Costs and availability of resources – our ability to manage the costs, availability, distribution and delivery of sufficient raw materials and components (especially steel alloys, chromium, copper, carbide, lead, nickel, titanium, beryllium, barite, synthetic and natural diamonds, sand, gel, chemicals, and electronic components); our ability to manage energy-related costs; our ability to manage compliance-related costs; our ability to recruit, train and retain the skilled and diverse workforce necessary to meet our business needs and manage the associated costs; the effect of manufacturing and subcontracting performance and capacity; the availability of essential electronic components used in our products; the effect of competition, particularly our ability to introduce new technology on a forecasted schedule and at forecasted costs; potential impairment of long-lived assets; unanticipated changes in the levels of our capital expenditures; the need to replace any unanticipated losses in capital assets; labor-related actions, including strikes, slowdowns and facility occupations; our ability to maintain information security.
Litigation and changes in laws or regulatory conditions – the potential for unexpected litigation or proceedings and our ability to obtain adequate insurance on commercially reasonable terms; the legislative, regulatory and business environment in the U.S. and other countries in which we operate; outcome of government and legal proceedings, as well as costs arising from compliance and ongoing or additional investigations in any of the countries where the Company does business; new laws, regulations and policies that could have a significant impact on the future operations and conduct of all businesses; laws, regulations or restrictions on hydraulic fracturing; any restrictions on new or ongoing offshore drilling or permit and operational delays or program reductions as a result of the regulations in the Gulf of Mexico and other areas of the world; changes in export control laws or exchange control laws; the discovery of new environmental remediation sites; changes in environmental regulations; the discharge of hazardous materials or hydrocarbons into the environment; restrictions on doing business in countries subject to sanctions; customs clearance procedures; changes in accounting standards; changes in tax laws or tax rates in the jurisdictions in which we operate; resolution of tax assessments or audits by various tax authorities; and the ability to fully utilize our tax loss carry forwards and tax credits.
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Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The Company’s 59,000-plus employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information on Baker Hughes, visit: www.bakerhughes.com.